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                                                                     EXHIBIT 5.1


                                 August 22, 1996



Newmont Gold Company
1700 Lincoln Street
Denver, CO 80203

         Re:  Hourly Retirement Savings Plan and Salaried Retirement Savings
              Plan

Gentlemen:

         This firm has acted as counsel to Newmont Gold Company (the "Company") in connection with the preparation and filing of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the sale of an aggregate of 1,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), that may be acquired through participation in the Newmont Gold Company Hourly Retirement Savings Plan and the Newmont Gold Company Salaried Retirement Savings Plan (the "Plans"), and an indeterminate amount of interests in the Plans that may be acquired through participation in the Plans.

         We have examined the Company's Certificate of Incorporation and Bylaws and the record of its corporate proceedings with respect to the Plans and the Registration Statement and have made such other investigations as we have deemed necessary in order to express the following opinion.

         Based upon the foregoing, we are of the opinion that the Plans' interests will be properly authorized and legally issued to employees of the Company who participate in the Plans in accordance with their terms and that the Common Stock, when sold and delivered as contemplated by the Plans and the Registration Statement, will be legally issued, fully paid and nonassessable.
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Newmont Gold Company
August 22, 1996
Page 2


         We hereby consent to all references to this firm in the Registration Statement and all amendments to the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            HOLME ROBERTS & OWEN LLC


                                            By /s/ Thomas A. Richardson
                                              --------------------------------
                                            Thomas A. Richardson
                                            Member
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